UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the

Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) April 27, 2010

AUTOLIV, INC.

(Exact name of registrant as specified in its chapter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

World Trade Center,

Klarabergsviadukten 70, SE-107 24

Stockholm, Sweden

(Address of principal executive offices)

Registrant’s telephone number, including area code +46 (0)8 587 20 600

Not Applicable

(Former name or former address, if changed since last report)

Item 2.02	Results of Operations and Financial Condition

On April 27, 2010 Autoliv, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of 2010. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. This press release contains certain references to financial measures identified as “organic sales”, “operating margin”, “operating working capital”, “net debt”, “leverage ratio” and “interest coverage ratio” which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP and management believes that these financial presentations provide useful supplemental information which is important to a proper understanding of the Company’s core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. For an explanation of the reasons for which management uses these figures see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 7.01	Regulation FD disclosure

On April 27, 2010 the Company issued a press release announcing its financial results for the first quarter of 2010. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(c) EXHIBITS

99.1 Press Release of Autoliv, Inc. dated April 27, 2010 reporting Autoliv, Inc.’s financial results for the first quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	AUTOLIV, INC. (Registrant)
April 27, 2010

/s/ Lars A. Sjöbring
Lars A. Sjöbring
Vice President - Legal Affairs, General Counsel and Secretary